                                                                   EXHIBIT 10.31

                                                       Contract No. 58741-100104


                  ALLTEL WIRELESS DATA PACKET SERVICE AGREEMENT

      This Service Agreement is entered into by and between At Road, Inc. a Delaware Corporation, with a principal place of business located at 47200 Bayside Parkway, Fremont, CA 94538, ("Customer") and ALLTEL Communications Inc.
(ACI) doing business as ALLTEL (hereinafter known as "ALLTEL") with a principal place of business located at 1 Allied Drive, Little Rock, Arkansas 72202, and with offices at 11333 N. Scottsdale Road, #200, Scottsdale, Arizona 85254 (the "Agreement"), for the provision of Wireless Data Packet Services as set forth herein.

                                      TERMS

1.    DEFINITIONS.

      As used herein the following terms shall have the following respective meaning:

      1.1 Affiliate. Any person, association, co-partnership, corporation, co-tenant or joint-stock or trust (hereinafter "person") that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person. Control shall be defined as (i) ownership of half or a majority of the voting power or all classes of voting stock or (ii) ownership of half or a majority of the beneficial interests in income and capital of an entity other than a corporation.

      1.2 Area. The markets listed in Exhibit A within which ALLTEL either is licensed and authorized by the FCC to provide commercial mobile service, or manages on behalf of the FCC licensee and in which ALLTEL currently provides ALLTEL Wireless Data Packet Service.

      1.3 Authorized User. Individuals or companies authorized by Customer to use the System pursuant to the terms and conditions of this Agreement.

      1.4 Cellular Digital Packet Data Service ("CDPD"), Wireless Data Packet Service, or Service. The cellular radio telecommunications service, as defined at 47 CFR Part 22, Subpart H, provided by ALLTEL pursuant to license from the Federal Communications Commission, utilizing packet switching technology to transmit data over radio frequency


                                                                           10.31
            channels. The raw data rate of CDPD is approximately 19.2 Kilobits per second.

      1.5 Equipment Identifier (EID). An electronic serial number placed in a CDPD radio modem.

      1.6 Fixed End System (FES). A host computer(s) operated by or on behalf of Customer.

      1.7 Home Area. The Area in Exhibit A where the NEI of the Authorized User is activated in and authenticated from.

      1.8 Internet Protocol Address (IP). The unique numeric character string used to identify each CDPD modem. This I.P. address is hard coded into the firmware of the modem, and is used in the CDPD session registration process.

      1.9 Kilobyte. A kilobyte is 1000 octets of data, measured at the IP packet layer (what is the IP packet layer). IP header and data octets are included in the kilobyte count.

      1.10 Mobile Data Base Station ("MDBS"). The unit located at ALLTEL cell sites which serves as the data link relay point for the Service. The MDIS communicates with each MES through the MDBS.

      1.11 Mobile End System ("MES"). A data terminal, CDPD radio modem, and antenna.

      1.12 Mobile Data Intermediate Systems ("MDIS"). The component of the ALLTEL Wireless Data Packet Service network which performs routing and which contains the network control functions, including the mobility manager, registration and authentication functions.

      1.13 Network Entity Identifier ("NEI"). A network address assigned to the MES. Each MES has an NEI and a unique corresponding EID for authentication purposes.

      1.14 Packet. The continuous sequence of binary digits of information, which is routed through the ALLTEL Wireless Data Packet Service network as an integral unit. Packet sizes can be flexible within a range of "0" user bytes to a maximum of "2048" bytes.

      1.15 Roaming. Service, provided to Customer by ALLTEL in Areas outside the Home Area, which may be provided by ALLTEL or may be provided pursuant to, and based on the terms and conditions (including costs), between ALLTEL and another Service provider. ALLTEL may from time to time during the term of this Agreement modify or change the Areas for which it provides Roaming to the Customer.

      1.16 Service. The ALLTEL Wireless Data Packet Service, including any Roaming made available by ALLTEL, provided pursuant to this Agreement.

      1.17 System. The Cellular Digital Packet Data, (CDPD) network as it is defined in the geographic Areas of Exhibit A.

2.    PROVISION OF SERVICE.

      Subject to the terms and conditions of this Agreement, ALLTEL agrees to sell and Customer agrees to purchase the Service from ALLTEL within the Areas identified in Exhibit A. Customer is not contracting for resale of switched services and nothing contained herein shall be construed as entitling Customer to or requiring ALLTEL to provide Customer with access to ALLTEL's System, or any of ALLTEL's facilities or equipment. During the term of this Agreement and thereafter, ALLTEL reserves the right without obligation or liability to Customer, to compete with Customer by selling Services in the Areas, or any other area, to others, including Authorized Users, whether through ALLTEL's own direct sales organization or through other related or unrelated agents, customers or representatives.

3.    PRICING.

      The rate for the Service provided by ALLTEL is set forth in Exhibit B. The availability of such rate is restricted to the applications set forth in Exhibit B.

4.    INSTALLATION.

      At Customer's request, and based upon ALLTEL's sole discretion, ALLTEL will provide and/or arrange for installation services of MES equipment in an Area. The rate for such installation services will be negotiated on a case by case basis, will be paid in advance of the performance of any installation provided by ALLTEL, and will be included in a separate attachment to this Agreement.

5.    COMMITMENT OF CUSTOMER

      Customer shall, unless otherwise agreed upon in writing and in advance, at its sole expense:

      5.1 purchase and maintain any equipment that Customer and/or its Authorized Users may require to communicate with the System; and

      5.2 establish and maintain facilities or services for connecting Customer's and/or its Authorized Users' networks or host processors to the System (such as private line connections and/or frame relay service); and

      5.3 maintain at its sole expense and option, all MES's and ensure that each is technically and operationally compatible with the Service network and is in compliance with applicable state and federal laws, rules, and regulations; and

      5.4 procure any other items or services, including, but not limited to, any applications software or professional services that may be required by Customer and/or its Authorized Users in connection with the Service and/or this Agreement; and

      5.5 submit a completed copy of the form entitled, "ALLTEL Wireless Data Packet Service Request Form", attached hereto as Exhibit C, for modification, addition or deletion of NEls/ElDs during the term of this Agreement; and

      5.6 pay and hereby guarantee the payment of all invoices presented by ALLTEL under the terms of this Agreement.

      5.7 Customer will provide ALLTEL with a valid federal tax exemption certificate of resale and a valid state tax exemption certificate of resale, if required. ALLTEL will not calculate any local, state or federal tax nor include such amounts in billing. Customer will be solely responsible for any and all tax obligations on its business operation and Authorized Users, including without limitation all surcharges, levies, state or federal universal service charges, and any other local, state or federal revenue collection obligation.

      5.8 In addition to the charges set forth in this Agreement, ALLTEL may, if customer's performance dictates the need, at its sole discretion, require Customer to pay a cash deposit or to provide a letter of credit acceptable to ALLTEL in an amount to be determined by ALLTEL to be held by ALLTEL as a guarantee of the payment of charges set forth in this Agreement. At such time as this Agreement has expired or is terminated, if Customer has performed fully all terms and conditions of this Agreement, the amount of deposit, including accrued interest in the amount of 6 percent (6%) per annum, on cash deposit only, will be credited to Customer's final invoice and any credit balance which remains will be refunded. Deposits may also be returned at any time previous thereto at the sole discretion of ALLTEL. If Customer supplies ALLTEL a letter of credit in place of a cash deposit, the letter of credit must cover the tern of this Agreement plus 90 days.

      5.9 The amount of deposit which Customer will be required to pay upon execution of this Agreement shall be $ 0 (zero). At its sole discretion, ALLTEL may require the amount of the deposit to be increased to two times the amount of the most recently billed monthly invoice. At no time will the deposit be less than $ 0
            (zero). The amount of a deposit may be adjusted further by ALLTEL based upon Customer's credit worthiness or at any time ALLTEL finds the character or degree of use of the Service materially changes or when it is apparent that the character or degree of use of the Service will materially change in the immediate future. Required increases in deposits shall be remitted by wire transfer or new letter of credit within fifteen
            (15) days of receipt of notice.

      5.10 The deposit may be applied by ALLTEL to any unpaid balances past thirty (30) days or to any unpaid balances on termination or default. This right of offset is in addition to all other rights or remedies available to ALLTEL. In the event of such an offset, Customer shall restore the deposit to an amount acceptable to ALLTEL within fifteen (15) business days after notice from ALLTEL.

      5.11 If any dispute arises concerning any collection of charges or any offset, Customer must give ALLTEL written notice of the nature and amounts of the dispute within sixty (60) days of the date of receipt of invoice reflecting the alleged improper collection or offset. If no such notice is received by ALLTEL within such time period, the collection or offset made shall be considered final and Customer may not thereafter dispute the nature or amount of the collection or offset.

      5.12 Customer shall provide an adequate staff to receive and investigate any complaints from its Authorized Users relating to the Service, and will report any trouble with the Service to ALLTEL only upon reasonable verification that such trouble is due to reasons other than the misuse or malfunctioning of the Authorized User's equipment or the failure of such equipment to meet the technical standards for compatibility with the Service. Customer shall reimburse ALLTEL for all reasonable costs and expenses associated with any investigation by ALLTEL of complaints reported by Customer pursuant to this paragraph. Customer shall not be responsible for reimbursement if ALLTEL'S investigation reveals that ALLTEL's actions or systems were a substantial contributing cause of such complaint.

      5.13 Customer will provide an adequate staff to market the Service and to train and support its Authorized Users with respect to the Service.

      5.14 Customer shall, prior to the commencement of marketing of Service, provide its form of Authorized User contract, if any, to ALLTEL for ALLTEL's review. ALLTEL's review shall be limited to ascertaining whether the proprietary and legal interests of ALLTEL are adequately protected in such contract, that the terms do not contradict the terms of this Agreement, as well as determining if written disclosure of Authorized User's duties, obligations, rights and liabilities under this Agreement and mandatory language such as that provided below have been included. ALLTEL shall have no liability as a result of its review of the Authorized User contract. Customer may delete confidential information not relating to ALLTEL's interests from such contract prior to submitting it for review. Customer represents and warrants that it will make no representations as to the performance of ALLTEL in providing Service to its Authorized Users. Customer represents and warrants that any and all of its contracts with Authorized Users will contain language substantially similar in all material respects to the three paragraphs set forth below:

            5.14.1  Authorized User has no property right in the IP Address.

            5.14.2 Authorized User expressly understands and agrees that the liability and obligations of Customer to Authorized User under this Agreement for Service are strictly controlled and limited by the underlying carrier's tariff, if any, and the laws, rules and regulations of the Federal Communications Commission and other governmental authorities which may from time to time have jurisdiction. In any event, regardless of the form of the action, whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, Authorized User's exclusive remedy and the total liability of Customer and/or any supplier of Service to Customer arising out of or in any way connected, directly or indirectly, with this Agreement, for any cause whatsoever, including but not limited to any failure or disruption of Service provided hereunder, shall be limited to payment by Customer of damages limited to an amount equivalent to a pro rata adjustment of the fixed monthly charges for Service, payable by Authorized User under this Agreement for this period during which such damages occur. In no event shall Customer and/or supplier of Service to Customer be liable for any special or consequential damages. No action regardless of form arising out of the transactions hereunder may be brought by Authorized User more than one year after the cause of action has accrued.

            5.14.3 Unless caused by the negligence of Customer, Authorized User shall indemnify and hold Customer, ALLTEL, their officers, employees, suppliers of service, and agents harmless against any and all claims, demands, suits, judgments, causes of action, losses, expenses, fees (including attorneys' fees), liability or damages for libel, slander or infringement of copyright from the material transmitted via the Service, and against any and all other claims, demands, suits, judgments, causes of action, losses, expenses, fees (including attorney's), liability or damages, including without limitation for any personal injury or death, arising in any way directly or indirectly in connection with this Agreement of the use of or inability to use the Service. This indemnity shall survive the termination of this Agreement.

6.    AVAILABILITY OF THE SERVICE.

      The Service is available for Customer and/or its Authorized Users who are equipped for the Service when they are within the range of cell sites in the Area that provide the Service, or in an Area or area in which ALLTEL makes Roaming available to its customers, as ALLTEL may modify from time to time throughout the term of this Agreement.

      6.1 The Customer acknowledges and agrees that the Service is subject to transmission limitations caused by atmospheric and other conditions beyond ALLTEL's control. The Service may be temporarily interrupted or curtailed due to reasons including without limitation government regulations, suspected fraudulent activities, equipment modifications, upgrades, relocations, acts or omissions of other parties, repairs and similar activities necessary or appropriate for the proper or improved operation of the Service.

      6.2 The Customer acknowledges and agrees that the Service, although encrypted, is capable of being intercepted without knowledge of or permission from Customer or any Authorized User by unauthorized third parties possessing certain types of devices or equipment.

      6.3   Commitment of ALLTEL

            ALLTEL shall report all network outages to Customer via e-mail if the ALLTEL system fails to function for any reason within Four (4) hours of ALLTEL Data Customer Services receiving notice of the outage. ALLTEL shall make all reasonable efforts to repair network outages and shall notify Customer via e-mail within Four (4) hours of restoration of services. Refer to Section 12 herein for information regarding Customer credit for outages.

7.    COMPLIANCE WITH LAWS AND TARIFFS.

      This Agreement and performance hereunder are subject to any required local, state and federal laws or regulations, including any applicable tariffs filed by ALLTEL. Where required, ALLTEL shall commence the process for submission of any such filings upon execution of this Agreement.

8.    BILLING.

      ALLTEL will provide Customer with a monthly invoice for the Service provided under this Agreement. Electronic billing will be used if possible.

      8.1 The invoice will identify charges in accordance with Exhibit B. Terms of payment shall be net thirty (30) days from the date of the invoice.

      8.2 Payments received more than thirty (30) days after the date of the invoice will incur a late payment charge in the amount of the greater of one and one-half percent (1 1/2%) of the unpaid balance or the applicable limit (if any) set by law for each month or fraction thereof that such balance shall remain unpaid.

      8.3 The invoice will individually identify each billable ALLTEL Wireless Data CDPD IP assigned to Customer. Each IP will show total monthly data usage defined by "home" and "roaming" data totals and subsequent charges as defined in Exhibit "B".

      8.4 Customer will incur, and be responsible for payment of, Roaming charges whenever CDPD service registration is granted to IP's provided by ALLTEL to Customer in any Area outside the IP's Home Area.

      8.5 The Home Area is identifiable to the CDPD modem through ALLTEL's SPNI identification number.

9.    FRAUD AND ABUSE.

      9.1 Fraud. Any attempt to abuse or to use Service fraudulently or illegally by Customer shall be deemed a material breach of the Agreement. ALLTEL may, by written notice to Customer, require Customer to cancel the right to use Services by any Authorized User abusing or fraudulently or illegally using Services, and failure of Customer to immediately cancel such Authorized User's rights upon receipt of said notice shall be deemed a material breach of this Agreement. Notwithstanding any provisions herein to the contrary, such material breach shall immediately entitle ALLTEL to any and all remedies that may exist hereunder and at law or equity.

      9.2 Action to abuse. In the event that any Authorized User interferes with the System in such a way as to impair the quality of the Service provided by ALLTEL, upon discovery of any such abuse, the party having such knowledge shall notify the other party, and Customer shall immediately order Authorized User to cease from engaging in such act(s) of interference. ALLTEL shall have the right to discontinue Service provided to that Authorized User immediately. Customer shall assist ALLTEL in taking all action reasonably necessary to prevent further interference.

10.   LIMITATION OF LIABILITY.

      10.1 IN NO EVENT SHALL ALLTEL BE LIABLE TO CUSTOMER, ITS AUTHORIZED USERS, OR ITS EMPLOYEES AND/OR AGENTS OR ANY OF THEM, OR ANY THIRD PARTY, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE DAMAGES, OR LOST PROFITS FOR ANY CLAIM OR DEMAND OF ANY NATURE OR KIND, INCLUDING, BUT NOT LIMITED TO, USE OR INABILITY TO USE/ACCESS THE SERVICE, INCLUDING, BUT NOT LIMITED TO, RELIANCE BY CUSTOMER AND/OR AN AUTHORIZED USER ON ANY DATA OBTAINED THROUGH USE OF THE SERVICE, ANY INTERRUPTION, DEFECT, ERROR, VIRUS OR DELAY IN OPERATION OR TRANSMISSION, ANY FAILURE TO TRANSMIT OR ANY LOSS OF DATA, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF.

11.   DISCLAIMER OR WARRANTIES

      11.1 DUE TO THE POSSIBILITY OF ERRORS INCIDENT IN THE USE OF THE SERVICE, THE SERVICE FURNISHED BY ALLTEL IS SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS SPECIFIED HEREIN. ALLTEL MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE SERVICE, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR USE.

      11.2 CUSTOMER ACKNOWLEDGES IT HAS SELECTED CUSTOMER'S SOFTWARE AND/OR EQUIPMENT (INCLUDING EQUIPMENT THAT MAY BE PURCHASED BY CUSTOMER THROUGH ALLTEL). ALLTEL HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, AS TO THE SUITABILITY, DURABILITY, FITNESS FOR PARTICULAR PURPOSE OR USE, MERCHANTABILITY, CONDITION OR QUALITY OF THE CUSTOMER SELECTED EQUIPMENT AND/OR SOFTWARE. ALLTEL SHALL NOT BE LIABLE TO CUSTOMER AND/OR ANY AUTHORIZED USER FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED DIRECTLY OR INDIRECTLY BY THE CUSTOMER SELECTED EQUIPMENT AND/OR SOFTWARE, OR BY THE USE OR MANUFACTURE THEREOF, OR BY ANY REPAIR, SERVICE OR ADJUSTMENT THERETO OR BY ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF, OR FOR ANY

            LOSS OF BUSINESS OR DAMAGE WHATSOEVER AND HOWSOEVER CAUSED.

12.   CREDIT FOR OUTAGES

      Except as provided in Section 18, no credit or adjustment will be made for interruptions of the Service unless the interruption continues for a period of twenty-four (24) hours or more, measured from the time the interruption commences. In the event of an interruption of the Service that continues for a period of twenty-four (24) hours or more, credit allowance will be made, at Customer's request, for a pro-rata amount not to exceed the minimum charge per NEI for that month for each NEI rendered inoperative by the interruption. The credit shall be available only where the interruption is in no part due to the acts or omissions of Customer or an Authorized User whether negligent or otherwise or by interruptions caused by failure of equipment or service not provided by ALLTEL. The foregoing credit shall be the sole and exclusive remedy to Customer and/or Authorized User for any interruption of the Service. In order to be eligible for any such credit, Customer must request the credit within sixty (60) days of the commencement of the interruption.

13.   USE OF THE SERVICE.

      13.1 The Service furnished hereunder is for use only by Customer or its Authorized Users.

      13.2 Customer will be liable for all usage and administrative charges and any other losses, damages, charges or expenses arising from or out of the fraudulent use of Service, including unauthorized use resulting from or attributable to Customer and/or its Authorized Users. The parties will actively cooperate in order to minimize the fraudulent or other unauthorized use and subsequent abuse of the Service provided by ALLTEL.

14.   USE OF MARKS.

      14.1 Customer shall not, directly or indirectly, hold itself out as or otherwise create the impression that it is sponsored, authorized, endorsed by, affiliated with, or an agent of ALLTEL or an affiliate thereof. Additionally, Customer shall not use any mark used by ALLTEL, or any colorable imitation thereof, in or as part of any company name or trade name or in any other confusing or misleading manner, without the prior written consent of ALLTEL. Nothing contained in this Agreement is intended to convey a license to use any such trademarks, service marks or trade names.

      14.2 Customer is granted permission to mention this Agreement in its filings with any governmental entities.

15.   INDEMNIFICATION.

      15.1 Customer hereby agrees to defend, indemnify, and hold harmless ALLTEL and its parents, affiliates, and subsidiaries, and each of them, including without limitation each of their directors, officers, shareholders, employees, agents, and contractors, from and against any third-party or other liabilities, losses, demands, suits, judgments, causes of action, claims, costs, and expenses, including reasonable attorneys' fees (hereinafter collectively referred to as "Claims") arising out of, or in any way connected, with this Agreement, or the provision of, or the failure to provide, Service, including without limitation for any breach of this Agreement, including the breach of any warranty or representation made by the Customer under this Agreement, from personal injury, property damage, patent or copyright infringement caused by or related to equipment sold by Customer which has not been provided or purchased from ALLTEL, or otherwise arising from or related to the negligence or acts or omissions of Customer or its parents, employees, agents, affiliates and subsidiaries, or any Claims by any Authorized Users for lack of privacy. ALLTEL will notify Customer promptly in writing of any Claims for which indemnification pursuant to this paragraph is sought. ALLTEL and Customer will cooperate in every reasonable manner in the defense of such Claims. Customer shall defend ALLTEL at ALLTEL's request, against any Claims. Customer shall have the right to control the defense and settlement of claims. The foregoing indemnification shall apply regardless of whether Customer or ALLTEL defends such suit or claims.

16.   TERM OF AGREEMENT.

      16.1 This Agreement shall be effective when executed by both an authorized representative of ALLTEL and an authorized representative of Customer ("Effective Date"). The term of this Agreement shall be two (2) years from the Effective Date. The term for each IP address shall be for two (2) years, and shall be automatically renewed unless terminated prior to the end of the then current term upon thirty (30) days written notice. All IP's activated by Customer shall be freely transferable, without additional restrictions imposed by ALLTEL, to a new device ID.

17.   TERMINATION OF THE SERVICE.

      17.1 Upon termination, as set forth in Section 18 below, for any reason, ALLTEL may immediately, without incurring any liability, discontinue or interrupt the furnishing of the Service to Customer.

      17.2 Should any MES or IP address used with the Service violate any of the provisions of this Agreement, ALLTEL may, without incurring any liability, take such action as it may, in its sole discretion, determine is necessary or appropriate for the provision of the Service, including termination of Service to the MES or IP address. Customer shall effect the discontinuance of any use of any MES that is in violation of this Agreement immediately upon notice to it by ALLTEL, and shall confirm in writing to ALLTEL within five (5) business days that such use has been discontinued. ALLTEL may, in sole discretion, choose to restore service to the MES in question.

18.   TERMINATION OF AGREEMENT.

      18.1 Upon Default by either Party under this Agreement, of which the other Party has been given written notice, and which the defaulting Party has not cured within thirty (30) days of such written notice the nondefaulting Party may, without incurring any liability, immediately terminate this Agreement.

      18.2  For purposes of this Section 18, "Default" shall be defined as:

            18.2.1 Failure by Customer to pay any charge when due or the failure of either Party to perform or observe any term or condition of this Agreement; or

            18.2.2 Commencement by a Party of any proceeding in bankruptcy, reorganization, or insolvency; institution against the other Party of any proceeding in bankruptcy, reorganization, or insolvency that is acquiesced to or not dismissed within thirty (30) days; appointment of a receiver for any substantial part of the Party's assets; the making of an assignment for the benefit of creditors or an admission in writing of the Party of its inability to pay its debts as they mature.

19.   PROPRIETARY INFORMATION; CONFIDENTIALITY

      19.1 Customer may transmit to ALLTEL and ALLTEL may receive from Customer, certain Customer Confidential Proprietary Information relating to but not limited to Customer's Service Accounts, marketing techniques, or business. ALLTEL may transmit to Customer, and Customer may receive from ALLTEL certain ALLTEL Confidential Proprietary Information including but not limited to ALLTEL Service, Facilities, equipment, business, or rates. Confidential Proprietary Information means any information and documentation marked or labeled as "Confidential", together with other information and documentation intended by the disclosing party to be confidential, including, without limitation, revenue reports, names of Authorized Users, billing and usage information, and the terms and conditions of this Agreement.

      19.2 The receiving party shall maintain the confidentiality of the disclosing party's Confidential Proprietary Information furnished in oral, visual, written and/or other tangible form and shall not disclose such information to any third party, except as authorized by the disclosing party in writing.

      19.3 The receiving party agrees to restrict disclosure of the disclosing party's Confidential Proprietary Information to its employees or consultants who have a "need to know". The receiving party agrees that such Confidential Proprietary Information shall be handled with the same degree of care which the receiving party applies to its own similar confidential information (but in no event less than reasonable care).

      19.4 The receiving party agrees to take precautions necessary and appropriate to guard the confidentiality of the disclosing party's Confidential Proprietary Information including informing its employees, agents, attorneys, and representatives who handle such information that it is confidential and not to be disclosed to any third party, except as authorized by the disclosing party in writing.

      19.5 The receiving party agrees that the disclosing party's Confidential Proprietary Information is and shall at all times remain the property of the disclosing party, except in the event of uncured default by Customer, ALLTEL reserves the right to access Customer's Authorized User information solely to provide continuity of Service to the End User. No use of such Information is permitted except as otherwise provided herein and no grant under any of the disclosing party's intellectual property rights is hereby given or intended including any license implied or otherwise.

      19.6 The receiving party agrees to use the disclosing party's Confidential Proprietary Information only for purposes of fulfilling its obligations under this Agreement.

      19.7 The parties agree to exclude from the provisions of this Agreement and the obligations of confidentiality: Confidential Proprietary Information which the receiving party already had in its possession without confidential limitation at the time of disclosure by the disclosing party; information which is independently developed by the receiving party without breach of this Agreement; information known or that becomes known to the general public without breach of the Agreement by the receiving party; and information that is received rightfully without confidential limitation by the receiving party from a third party and information that is disclosed pursuant to lawful process or applicable regulatory authority.

      19.8 Upon termination of this Agreement, all Confidential Proprietary Information transmitted to the receiving party by the disclosing party in record bearing media or other tangible form, and any copies thereof made by the receiving party shall be destroyed and destruction verified in writing by an officer of the receiving party or, at the disclosing party's written request, returned to the disclosing party, except that the receiving party shall be entitled to retain a secure copy of the disclosing party's Confidential Proprietary Information for archival purposes. The receiving party's obligations under this Agreement to keep confidential and restrict use of the disclosing party's Confidential Proprietary Information shall survive such completion or termination of the Agreement for a period of three (3) years, provided, however, that such obligation shall continue indefinitely as to any Confidential Proprietary Information constituting a trade secret.

      19.9  Notwithstanding the foregoing, the parties hereto agree to adhere to
            Section 222 of the Communications Act of 1934 as amended and Section 64.2001-64.2009, as such may from time to time be amended, of the Rules and Regulations of the Federal Communications Commission regarding access to, and distribution of, Customer Proprietary Network Information and other confidential subscriber information.

20.   MISCELLANEOUS.

      20.1 Entire Agreement; Amendment. This Agreement and the attached Exhibits constitute the entire agreement between the parties with respect to the provision of the Service and associated services and supersede all prior agreements, proposals, and understandings, whether written or oral. Any modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of the parties.

      20.2 Severability. If any provision, or portion thereof, of this Agreement is invalid or unenforceable under applicable statute or rule of law, it is only to that extent to be deemed omitted, and such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

      20.3 Independent Contractor. No party nor its employees or agents shall be deemed to be employees or agents of the other party, it being understood that each party is an independent contractor for all purposes and at all times, and each party shall be wholly responsible for withholding and payment of all federal, state, and local income and other payroll taxes with respect to its employees, including contribution from them as required by law.

      20.4 Waiver. The failure by Customer or ALLTEL at any time to enforce any of the provisions of this Agreement or any right with respect thereto, will in no way be construed to be a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The exercise by a party of any rights under the terms or provisions of this Agreement shall not preclude or prejudice the exercising thereafter of the same or any other right.

      20.5 Governing Law. Subject to any tariffs on file with any state or federal regulatory body, this Agreement shall be governed by the law of the State of Arizona regardless of any conflicts of laws or rules, which would require the application of the laws of another jurisdiction.

      20.6 Notices. Any notice to be given hereunder by either party to the other shall be in writing and shall be valid and sufficient if dispatched by: a) registered or certified mail, postage prepaid in any post office in the United States; b) hand delivery; or c) overnight courier prepaid.

            Notices to ALLTEL shall be addressed to:

              Attention:     Mark Fletcher
                             Alltel Communications
                             11333 N. Scottsdale Road, #200
                             Scottsdale, Arizona 85254

            with a copy to:  Contracts Manager
                             Alltel Communications
                             11333 N. Scottsdale Road, #200
                             Scottsdale, Arizona 85254

            Notices to Customer shall be addressed to:
                             At Road, Inc.
                             47200 Bayside Parkway
                             Freemont, CA. 94538

            With a copy to:  Legal Department
                             At Road, Inc.
                             47200 Bayside Parkway
                             Fremont, CA 94538

            If either party changes its address during the term hereof, it shall so advise the other party in writing and any notice thereafter required to be given shall be sent by certified mail to such new address.

      20.7 Costs. Each Party will reimburse the other Party for court costs, attorney's fees, costs of investigation or collection and similar expenses incurred by the Party in the enforcement of any right or privilege hereunder.

      20.8 Captions. The captions in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.

      20.9 Publicity and Advertising. Without the prior written consent of the other party, no party hereto will disclose to any person the terms and conditions of this Agreement, except as may be required by law and then only in compliance with requirements for Confidential Proprietary Information found in this Agreement. Customer shall submit to ALLTEL all advertising, sales promotion, press releases and other publicity matters relating to the Service furnished by ALLTEL under this Agreement wherein ALLTEL's name or marks is mentioned or language from which the connection of said names or marks therewith may be inferred or implied. Customer shall not publish or use such advertising, sales promotion, press releases, or publicity matters without ALLTEL's prior written approval.

      20.10 Assignment. Any assignment of this Agreement, in whole or in part, or any other interest hereunder without the other party's prior written consent shall be void, except that this Agreement is fully assignable without consent from the other party upon the occurrence of a merger or change of control of either party.

      20.11 Authorized Signatures. ALLTEL and Customer each represent that the individual signing this Agreement on its behalf has the power and authority to enter into this Agreement and that this Agreement constitutes a valid and binding obligation of each party.

      20.12 Compliance with Laws. Both parties shall comply with all applicable local, state, and federal regulations, laws, ordinances, rules, and decisions.

      20.13 Acts of God. In no event shall either party have any liability for any failure to comply with this Agreement, accept for any obligations to make payments, if such failure results from the occurrence of any contingency beyond the reasonable control of the parties, including without limitation the Service provider serving a particular area or Area, strike or other labor disturbance, riot, theft, flood, fire, lightning, storm, any act of God, power failure, war, national emergency, interference by any government or governmental agency, embargo, seizure, or enactment of any law, statute, ordinance, rule or regulation.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ALLTEL COMMUNICATIONS INC.              At ROAD, INC.
1 ALLIED DRIVE                          47200 BAYSIDE PARKWAY
LITTLE ROCK, ARKANSAS 72202             FREEMONT, CA. 94538
DOING BUSINESS AS ALLTEL


By:     /s/ PATRICK HARTER               By:      /s/ KRISH PANU
   ------------------------------------     ------------------------------------

Name:   PATRICK HARTER                   Name:    Krish Panu
     ----------------------------------       ----------------------------------

Title:  VPGM-Phoenix                     Title:   President
      ---------------------------------        ---------------------------------

Date:   May 17, 2001                     Date:    May 10, 2001
     ----------------------------------       ----------------------------------

                                    EXHIBIT A

This Exhibit A sets forth the Area(s), as that term is used in this Agreement, in which ALLTEL is authorized to provide CRS, and ALLTEL Wireless Cellular Digital Packet Data network, as described in this Agreement. In this Exhibit there is described the individual counties of the MSA's and/or RSA's in which ALLTEL is authorized to conduct its CRS and wireless data operations

1.    (a) COUNTIES OF THE MSA(s) IN WHICH ALLTEL IS LICENSED:

               ARIZONA COUNTIES:

               Maricopa County in PHOENIX MSA
               Pima County in TUCSON MSA

               NEW MEXICO COUNTIES:

               Sandoval and Bernalillo in ALBUQUERQUE MSA
               Dona Ana County in LAS CRUCES MSA

               TEXAS COUNTIES:

               El Paso County in EL PASO MSA


                                   FLORIDA COUNTIES:
      Pasco                        MSA  (65%)
      Pinellas                     MSA  (95%)
      Hillsborough                 MSA  (75%)
      Lakeland                     MSA  (45%)
      Manatee                      MSA  (30%)
      Sarasota                     MSA  (20%)

                                   OHIO COUNTIES:
      Lorain County                     (40%)
      Cuyahoga County
      Geauga County                     (35%)
      Lake County                       (55%)
      Medina County                     (85%)
      Portage County                    (25%)
      Stark County                      (40%)

      (b) COUNTIES OF THE RSA(s) IN WHICH ALLTEL IS LICENSED:

      ARIZONA COUNTIES

      Coconino & Yavapai in AZ 2-COCONINO RSA

               Gila and Pinal in AZ 5-GILA RSA

               Florida Counties

      Charlotte                    RSA  (20%)
      Hardee                       RSA  (15%)

                                    EXHIBIT B

                                 PRICE SCHEDULE*


PRICE               INCLUDED DATA VOLUME                OUT OF MARKET - ROAMING
-----               --------------------                -----------------------
[*]                 [*] Kilobyte Allowance              [*] per KB
                    Each Kb is [*]

Activation Fee of [*] each IP

Included features: Internet routed I.P. All Alltel CDPD markets as listed in Exhibit "A"



*The availability of this pricing is contingent upon Customer activating a [*] IP's on ALLTEL's network within the first 90 days of the Agreement and a minimum of [*] IP's by the end of the first year of the Agreement. If Customer fails to do so, Customer shall be obligated to pay ALLTEL The Standard Contract rate of [*] per month with Kilobyte allowance of [*].

[*] Confidential material redacted and filed separately with the SEC.

                                    EXHIBIT C
                ALLTEL WIRELESS DATA PACKET SERVICE REQUEST FORM

PLEASE FAX REQUESTS TO                       AT
                       -------------------     -----------------------
Contract Number                              Date
               ---------------------------        --------------------
Customer Number                              Quantity
               ---------------------------           -----------------

MDIS            EID's                      NEI's         Activation/Deactivation Date
____  1.______________________  1.______________________  1.____________________
      2.______________________  2.______________________  2.____________________
      3.______________________  3.______________________  3.____________________
      4.______________________  4.______________________  4.____________________
      5.______________________  5.______________________  5.____________________

MDIS            EID's                      NEI's         Activation/Deactivation Date
____  1.______________________  1.______________________  1.____________________
      2.______________________  2.______________________  2.____________________
      3.______________________  3.______________________  3.____________________
      4.______________________  4.______________________  4.____________________
      5.______________________  5.______________________  5.____________________

MDIS            EID's                      NEI's         Activation/Deactivation Date
____  1.______________________  1.______________________  1.____________________
      2.______________________  2.______________________  2.____________________
      3.______________________  3.______________________  3.____________________
      4.______________________  4.______________________  4.____________________
      5.______________________  5.______________________  5.____________________

MDIS            EID's                      NEI's         Activation/Deactivation Date
____  1.______________________  1.______________________  1.____________________
      2.______________________  2.______________________  2.____________________
      3.______________________  3.______________________  3.____________________
      4.______________________  4.______________________  4.____________________
      5.______________________  5.______________________  5.____________________

Authorized Signer:
                  ---------------------------------
                        Print Name and Title

Signature:
          -----------------------------------------



                                       20